Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: April 25, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces 2016 First Quarter Earnings

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three-month period ended March 31, 2016.

SUMMARY:
•	Net income for the first quarter of 2016 was $5.4 million or $.44 diluted earnings per share compared to $5.4 million or $.55 diluted earnings per share in the same period of 2015.
•
Excluding merger expenses, gain on sale of investment securities, the death benefit on bank owned life insurance and acquisition-related purchase accounting adjustments, net income for the first quarter of 2016 increased 18.7% compared to the same period of 2015 to $5.4 million or $.45 diluted earnings per share.

•	Net interest income for the first quarter of 2016 increased $2.9 million or 17.1% compared to the same period in 2015.
•	Non-interest income for the first quarter of 2016 increased $798,000 or 11.3% compared to the same period in 2015.
•
Net interest margin, excluding the impact of acquisitions (“core net interest margin”), was 3.36% for the first quarter of 2016 compared to 3.38% in the prior quarter and 3.47% for the same period in 2015.

•	Non-performing loans to total loans was .87% as of March 31, 2016 compared to .95% as of December 31, 2015 and 1.52% as of March 31, 2015.
•	Horizon’s tangible book value per share rose to $17.08 at March 31, 2016, compared to $16.53 at December 31, 2015 and $16.80 at March 31, 2015.
•	On February 5, 2016, Horizon announced the pending acquisition of Kosciusko Financial, Inc. (“Kosciusko”) and its wholly-owned subsidiary, Farmers State Bank, headquartered in Mentone, Indiana.
•	On March 10, 2016, Horizon announced the pending acquisition of LaPorte Bancorp, Inc. (“LaPorte Bancorp”) and its wholly-owned subsidiary, The LaPorte Savings Bank, headquartered in La Porte, Indiana.
•	Horizon paid off the $12.5 million in funds received through the Small Business Lending Fund with cash from the holding company on February 1, 2016.

-MORE-

Pg. 2 cont. Horizon Bancorp Announces an Increase in 2016 First Quarter Earnings

•
Horizon Bank’s capital ratios, including Tier 1 Capital to Average Assets of 9.03% and Total Capital to Risk Weighted Assets of 13.31% as of March 31, 2016, continue to be well above the regulatory standards for well-capitalized banks.

Craig Dwight, Chairman and CEO, commented: “Horizon made significant progress building for the future in the first quarter of 2016 with the announcement of two acquisitions and by adding employee talent in key growth markets.  We believe Horizon is well positioned to take advantage of the growth opportunities in the States of Indiana and Michigan and to successfully integrate our pending acquisitions.”

Dwight continued, “Excluding non-core items, Horizon realized a healthy increase of 18.7% in net income during the first quarter of 2016 compared to the same period of 2015.  In addition, Horizon achieved an 11.3% increase in non-interest income, driven by increases in service charges, interchange fees and fiduciary activities.  These revenue streams are sustainable drivers of fee income growth and help combat margin pressure and market-driven mortgage revenue volatility.  Excluding mortgage-related fee income and non-core items, Horizon’s non-interest income increased 27.7% in the first quarter of 2016 compared to the same period of 2015.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollar in Thousands Except per Share Data, Unaudited)

	Three Months Ended
	March 31
Non-GAAP Reconciliation of Net Income	2016	2015
Net income as reported	$5,381	$5,358
Merger expenses	639	146
Tax effect	(165)	(51)
Net income excluding merger expenses	5,855	5,453

Gain on sale of investment securities	(108)	(124)
Tax effect	38	43
Net income excluding gain on sale of investment securities	5,785	5,372

Death benefit on bank owned life insurance ("BOLI")	-	(145)
Tax effect	-	51
Net income excluding death benefit on BOLI	5,785	5,278

Acquisition-related purchase accounting adjustments ("PAUs")	(547)	(1,083)
Tax effect	191	379
Net income excluding PAUs	$5,429	$4,574

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.44	$0.55
Merger expenses	0.05	0.02
Tax effect	(0.01)	(0.01)
Diluted earnings per share excluding merger expenses	0.48	0.56

Gain on sale of investment securities	(0.01)	(0.01)
Tax effect	0.00	0.00
Net income excluding gain on sale of investment securities	0.48	0.55

Death benefit on BOLI	-	(0.02)
Tax effect	-	0.01
Net income excluding death benefit on BOLI	0.48	0.54

Acquisition-related PAUs	(0.05)	(0.11)
Tax effect	0.02	0.04
Diluted earnings per share excluding PAUs	$0.45	$0.47

-MORE-

Pg. 3 cont. Horizon Bancorp Announces an Increase in 2016 First Quarter Earnings

Dwight continued, “Loan volume in the first quarter did not meet our expectations and resulted in a decrease in total loans from the prior quarter.  The decrease was primarily attributed to three large commercial loan payoffs, seasonal pay downs on agricultural lines of credit, annual agricultural term loan payments and lower mortgage warehouse volume.  The commercial payoffs were due to two multi-family real estate loans that were encouraged to refinance elsewhere and one non-owner occupied real estate loan that was refinanced by another institution.  The decrease in mortgage warehouse loans was due to seasonality and changes in mortgage compliance that slowed production volume during the quarter.  We remain optimistic about future loan growth given the strong commercial loan pipeline and investments in additional lenders.   In addition, it is anticipated that mortgage warehouse lending will rebound in the second quarter due to seasonal factors and the slower pace of expected interest rate increases.”

The following table presents the amount and growth rate of loans by product type for the three months ended March 31, 2016.

Loan Growth by Type
Three Months Ended March 31, 2016
(Dollars in Thousands)
					Annualized
	March 31	December 31	Amount	Percent	Percent
	2016	2015	Change	Change	Change
	(Unaudited)
Commercial loans	$797,754	$804,995	$(7,241)	-0.9%	-3.6%
Residential mortgage loans	442,806	437,144	5,662	1.3%	5.2%
Consumer loans	359,636	362,300	(2,664)	-0.7%	-3.0%
Subtotal	1,600,196	1,604,439	(4,243)	-0.3%	-1.1%
Held for sale loans	3,168	7,917	(4,749)	-60.0%	-241.3%
Mortgage warehouse loans	119,876	144,692	(24,816)	-17.2%	-69.0%
Total loans	$1,723,240	$1,757,048	$(33,808)	-1.9%	-7.7%

Horizon’s core net interest margin decreased from 3.38% in the fourth quarter of 2015 and 3.47% in the first quarter of 2015 to 3.36% for the three months ended March 31, 2016.  The reduction from year-end is a result of lower growth in higher yielding assets and a continuation of repricing of loans in general.

-MORE-

Pg. 4 cont. Horizon Bancorp Announces an Increase in 2016 First Quarter Earnings

Non-GAAP Reconciliation of Net Interest Margin
(Dollar in Thousands)
	Three Months Ended
	March 31	December 31	March 31
Net Interest Margin As Reported	2016	2015	2015
	(Unaudited)		(Unaudited)
Net interest income	$19,774	$20,222	$16,886
Average interest-earning assets	2,367,250	2,369,301	1,899,870
Net interest income as a percent of average interest-
earning assets ("Net Interest Margin")	3.45%	3.50%	3.70%

Impact of Acquisitions
Interest income from acquisition-related
purchase accounting adjustments	$(547)	$(695)	$(1,083)

Excluding Impact of Acquisitions
Net interest income	$19,227	$19,527	$15,803
Average interest-earning assets	2,367,250	2,369,301	1,899,870
Core Net Interest Margin	3.36%	3.38%	3.47%

Horizon’s loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, stood at .98% as of March 31, 2016.

Non- GAAP Allowance for Loan and Lease Loss Detail
As of March 31, 2016
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy		Heartland	Summit	Peoples	Total
Pre-discount loan balance	$1,454,494		$20,784	$73,204	$179,696	$1,728,178

Allowance for loan losses (ALLL)	14,236		-	-	-	14,236
Loan discount	N/	A	1,345	2,861	3,900	8,106
ALLL+loan discount	14,236		1,345	2,861	3,900	22,342

Loans, net	$1,440,258		$19,439	$70,343	$175,796	$1,705,836

ALLL/ pre-discount loan balance	0.98%		0.00%	0.00%	0.00%	0.82%
Loan discount/ pre-discount loan balance	N/	A	6.47%	3.91%	2.17%	0.47%
ALLL+loan discount/ pre-discount loan balance	0.98%		6.47%	3.91%	2.17%	1.29%

On February 4, 2016, Horizon entered into an agreement to acquire Kosciusko and its wholly-owned subsidiary, Farmers State Bank, in a cash and stock merger. On April 18, 2016, Horizon received all regulatory approvals required to complete the transaction.  The acquisition is expected to close in June of 2016, subject to Kosciusko shareholder approval and the satisfaction of other conditions to closing.  Farmers State Bank serves the Kosciusko County, Indiana market through five full-service banking locations. As of December 31, 2015, Kosciusko had total assets of $148.1 million.

-MORE-

Pg. 5 cont. Horizon Bancorp Announces an Increase in 2016 First Quarter Earnings

On March 10, 2016, Horizon entered into an agreement to acquire LaPorte Bancorp and its wholly-owned subsidiary, The LaPorte Savings Bank, in a cash and stock merger. The acquisition is expected to close in the third quarter of 2016, subject to regulatory and LaPorte Bancorp shareholder approval. The LaPorte Savings Bank serves La Porte and Porter Counties, Indiana through seven full-service locations and one loan production office in Saint Joseph, Michigan. As of December 31, 2015, LaPorte Bancorp had total assets of $543.2 million.

Dwight stated, “We are pleased to be partnering with these first-class community banks who will add talent and experience to the Horizon team.  LaPorte Bancorp will bolster Horizon’s presence in La Porte and Porter Counties, Indiana while Kosciusko provides growth opportunity in the attractive Warsaw, Indiana market area and complements Horizon’s existing branch network in northeast Indiana.  The leadership teams of both organizations have created strong community bank cultures that complement Horizon’s core values and customer focused philosophy.  We look forward to welcoming their customers and employees and are excited about the bright future these partnerships provide to our stakeholders. ”

Income Statement Highlights

Net income for the first quarter of 2016 was $5.4 million or $.44 diluted earnings per share compared to $5.4 million or $.55 diluted earnings per share in the first quarter of 2015.  The decrease in diluted earnings per share from the previous year reflects an increase in the number of shares outstanding primarily as a result of the Peoples Bancorp acquisition.  Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first quarter of 2016 was $5.4 million or $.45 diluted earnings per share compared to $4.6 million or $.47 diluted earnings per share in the same period of 2015.

Horizon’s net interest margin was 3.45% during the first quarter of 2016, down from 3.50% for the prior quarter and 3.70% for same period of 2015.  The decrease in net interest margin compared to the prior quarter and the same period of 2015 was due to lower yields on new loans and re-pricing earning assets, partially offset by lower rates and a change in mix on interest-bearing liabilities.  Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.36% for the first quarter of 2016 compared to 3.38% for the prior quarter and 3.47% for the same period of 2015.  Interest income from acquisition-related purchase accounting adjustments was $547,000, $695,000 and $1.1 million for the three months ended March 31, 2016, December 31, 2015 and March 31 2015, respectively.

Residential mortgage lending activity during the first quarter of 2016 generated $2.1 million in income from the gain on sale of mortgage loans, a decrease of $265,000 from the first quarter of 2015.  Total origination volume in the first quarter of 2016, including loans placed into portfolio, totaled $79.4 million, representing a decrease of 10.5% from the first quarter of 2015 of $88.7 million.  Purchase money mortgage originations during the first quarter of 2016 represented 65.3% of total originations compared to 68.7% of originations during the previous quarter and 50.2% during the first quarter of 2015.

-MORE-

Pg. 6 cont. Horizon Bancorp Announces an Increase in 2016 First Quarter Earnings

Lending Activity

Total loans, net of allowance for loan losses, decreased $28.8 million from December 31, 2015 to $1.7 billion as of March 31, 2016.  During the quarter, mortgage warehouse loans decreased $24.8 million, commercial loans decreased by $7.2 million and consumer loans decreased by $2.7 million, which were partially offset by an increase in residential mortgage loans of $5.7 million.  The decrease in mortgage warehouse loans was due to seasonality and changes in mortgage compliance that slowed production volume during the quarter.  The decrease in commercial loans was primarily due to three large commercial loan payoffs, seasonal pay downs on agricultural lines of credit and annual agricultural term loan payments.

The provision for loan losses was $532,000 for the three months ended March 31, 2016 compared to $614,000 for the same period of 2015.  The lower provision for loan losses for the first quarter of 2016 compared to the same period of 2015 reflects the improvement in non-performing and substandard loans.

The ratio of the allowance for loan losses to total loans was .83% as of March 31, 2016 and December 31, 2015.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was .98% as of March 31, 2016.

Non-performing loans totaled $15.0 million as of March 31, 2016 and $16.7 million as of December 31, 2015.  Compared to December 31, 2015, non-performing commercial, real estate and consumer loans decreased by $1.2 million, $264,000 and $201,000, respectively.  As a percentage of total loans, non-performing loans were .87% at March 31, 2016, down from .95% at December 31, 2015 and 1.52% as of March 31, 2015.

Expense Management

Total non-interest expense was $3.7 million higher in the first quarter of 2016 compared to the same period of 2015.  The increase was primarily due to an increase in salaries and employee benefits of $1.6 million, net occupancy expense of $385,000, data processing fees of $182,000, professional fees of $304,000, other losses of $312,000 and other expense of $456,000, reflecting overall company growth and the Peoples Bancorp acquisition.  Outside services and consultants expense increased $473,000 during the quarter primarily due to one-time expenses related to the Kosciusko and LaPorte Bancorp acquisitions of $639,000 in the first quarter of 2016.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater

-MORE-

Pg. 7 cont. Horizon Bancorp Announces an Increase in 2016 First Quarter Earnings

understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Balance sheet:
Total assets	$2,627,918	$2,652,401	$2,607,914	$2,219,307	$2,153,965
Investment securities	642,767	632,611	617,860	493,631	495,315
Commercial loans	797,754	804,995	795,271	709,946	695,736
Mortgage warehouse loans	119,876	144,692	138,974	195,924	178,899
Residential mortgage loans	442,806	437,144	430,946	277,407	260,390
Consumer loans	359,636	362,300	361,298	336,006	326,334
Earning assets	2,379,830	2,403,482	2,363,755	2,031,671	1,974,251
Non-interest bearing deposit accounts	343,025	335,955	338,436	307,215	285,181
Interest bearing transaction accounts	1,118,617	1,177,651	1,164,787	983,912	905,216
Time deposits	416,837	366,547	409,852	293,596	274,699
Borrowings	430,507	449,347	373,901	385,236	440,415
Subordinated debentures	32,836	32,797	32,758	32,719	32,680
Common stockholders' equity	261,417	254,332	252,238	189,631	186,991
Total stockholders’ equity	261,417	266,832	264,738	202,131	199,491

Income statement:	Three months ended
Net interest income	$19,774	$20,222	$19,776	$17,850	$16,886
Provision for loan losses	532	342	300	1,906	614
Non-interest income	7,864	7,750	8,400	7,186	7,066
Non-interest expenses	19,747	19,240	22,235	16,650	16,068
Income tax expense	1,978	2,215	1,353	1,752	1,912
Net income	5,381	6,175	4,288	4,728	5,358
Preferred stock dividend	(42)	(31)	(31)	(31)	(31)
Net income available to common shareholders	$5,339	$6,144	$4,257	$4,697	$5,327

Per share data:
Basic earnings per share	$0.45	$0.51	$0.37	$0.51	$0.58
Diluted earnings per share	0.44	0.51	0.36	0.49	0.55
Cash dividends declared per common share	0.15	0.15	0.15	0.14	0.14
Book value per common share	21.82	21.30	21.14	20.49	20.25
Tangible book value per common share	17.08	16.53	16.34	17.06	16.80
Market value - high	27.88	28.15	26.15	26.03	25.86
Market value - low	$23.11	$23.58	$22.60	$22.85	$22.38
Weighted average shares outstanding - Basic	11,949,416	11,937,247	11,605,976	9,240,005	9,216,011
Weighted average shares outstanding - Diluted	12,008,484	12,013,743	11,893,254	9,637,586	9,609,506

Key ratios:
Return on average assets	0.83%	0.94%	0.67%	0.87%	1.05%
Return on average common stockholders' equity	8.26	9.53	6.76	9.88	11.66
Net interest margin	3.45	3.50	3.51	3.67	3.70
Loan loss reserve to total loans	0.83	0.83	0.93	1.08	1.13
Non-performing loans to loans	0.87	0.95	1.21	1.51	1.52
Average equity to average assets	10.16	10.32	10.38	9.32	9.56
Bank only capital ratios:
Tier 1 capital to average assets	9.03	8.77	9.31	8.24	8.77
Tier 1 capital to risk weighted assets	12.53	11.80	12.30	10.76	11.30
Total capital to risk weighted assets	13.31	12.57	13.17	11.76	12.35

Loan data:
Substandard loans	$23,600	$25,127	$26,073	$28,220	$27,355
30 to 89 days delinquent	2,149	5,011	4,868	3,326	3,945

90 days and greater delinquent - accruing interest	$1	$28	$100	$207	$19
Trouble debt restructures - accruing interest	1,231	1,218	2,948	3,271	4,368
Trouble debt restructures - non-accrual	2,857	3,172	3,994	4,523	4,711
Non-accrual loans	10,895	12,262	13,956	15,050	13,282
Total non-performing loans	$14,984	$16,680	$20,998	$23,051	$22,380

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Commercial	$6,460	$7,195	$8,842	$8,386	$7,876
Real estate	1,794	2,476	2,297	3,044	3,281
Mortgage warehousing	1,014	1,007	1,015	1,319	1,272
Consumer	4,968	3,856	4,014	3,672	4,205
Total	$14,236	$14,534	$16,168	$16,421	$16,634

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Commercial	$405	$1,595	$77	$1,583	$(11)
Real estate	84	(59)	96	161	20
Mortgage warehousing	-	-	-	-	-
Consumer	342	440	380	375	472
Total	$831	$1,976	$553	$2,119	$481

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Commercial	$5,774	$7,005	$10,832	$13,384	$11,540
Real estate	5,973	6,237	6,315	5,819	6,062
Mortgage warehousing	-	-	-	-	-
Consumer	3,237	3,438	3,851	3,848	4,778
Total	$14,984	$16,680	$20,998	$23,051	$22,380

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Commercial	$424	$161	$324	$376	$307
Real estate	3,393	3,046	958	58	219
Mortgage warehousing	-	-	-	-	-
Consumer	-	-	-	37	223
Total	$3,817	$3,207	$1,282	$471	$749

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$2,424	$1	0.17%	$4,804	$2	0.17%
Interest-earning deposits	20,810	49	0.95%	10,772	3	0.11%
Investment securities - taxable	463,544	2,494	2.16%	360,554	2,149	2.42%
Investment securities - non-taxable (1)	182,275	1,237	3.79%	140,748	1,077	4.31%
Loans receivable (2)(3)	1,698,197	19,747	4.69%	1,382,992	16,862	4.96%
Total interest-earning assets (1)	2,367,250	23,528	4.09%	1,899,870	20,093	4.39%

Non-interest-earning assets
Cash and due from banks	32,925			28,994
Allowance for loan losses	(14,508)			(16,489)
Other assets	214,604			157,553

	$2,600,271			$2,069,928

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,534,833	$1,491	0.39%	$1,215,862	$1,232	0.41%
Borrowings	406,679	1,759	1.74%	337,430	1,479	1.78%
Subordinated debentures	32,813	504	6.18%	32,657	496	6.16%
Total interest-bearing liabilities	1,974,325	3,754	0.76%	1,585,949	3,207	0.82%

Non-interest-bearing liabilities
Demand deposits	339,141			271,158
Accrued interest payable and other liabilities	22,521			14,989
Stockholders' equity	264,284			197,832

	$2,600,271			$2,069,928

Net interest income/spread		$19,774	3.32%		$16,886	3.57%

Net interest income as a percent of average interest earning assets (1)			3.45%			3.70%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	March 31	December 31
	2016	2015
	(Unaudited)
Assets
Cash and due from banks	$47,612	$48,650
Investment securities, available for sale	462,476	444,982
Investment securities, held to maturity (fair value of $188,093 and $193,703)	180,291	187,629
Loans held for sale	3,168	7,917
Loans, net of allowance for loan losses of $14,236 and $14,534	1,705,836	1,734,597
Premises and equipment, net	60,190	60,798
Federal Reserve and Federal Home Loan Bank stock	13,823	13,823
Goodwill	49,600	49,600
Other intangible assets	7,095	7,371
Interest receivable	10,476	10,535
Cash value of life insurance	54,849	54,504
Other assets	32,502	31,995
Total assets	$2,627,918	$2,652,401
Liabilities
Deposits
Non-interest bearing	$343,025	$335,955
Interest bearing	1,535,454	1,544,198
Total deposits	1,878,479	1,880,153
Borrowings	430,507	449,347
Subordinated debentures	32,836	32,797
Interest payable	580	507
Other liabilities	24,099	22,765
Total liabilities	2,366,501	2,385,569
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 0 and 12,500 shares	-	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 12,008,497 and 11,995,324 shares
Outstanding, 11,983,313 and 11,939,887 shares	-	-
Additional paid-in capital	106,500	106,370
Retained earnings	152,219	148,685
Accumulated other comprehensive income (loss)	2,698	(723)
Total stockholders’ equity	261,417	266,832
Total liabilities and stockholders’ equity	$2,627,918	$2,652,401

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended March 31
	2016	2015
	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$19,747	$16,862
Investment securities
Taxable	2,544	2,154
Tax exempt	1,237	1,077
Total interest income	23,528	20,093
Interest Expense
Deposits	1,491	1,232
Borrowed funds	1,759	1,479
Subordinated debentures	504	496
Total interest expense	3,754	3,207
Net Interest Income	19,774	16,886
Provision for loan losses	532	614
Net Interest Income after Provision for Loan Losses	19,242	16,272
Non-interest Income
Service charges on deposit accounts	1,238	999
Wire transfer fees	121	151
Interchange fees	1,458	1,102
Fiduciary activities	1,635	1,297
Gain on sale of investment securities (includes $108 and $124 for the three months ended March 31, 2016 and 2015, respectively, related to accumulated other comprehensive earnings reclassifications)	108	124
Gain on sale of mortgage loans	2,114	2,379
Mortgage servicing income net of impairment	447	179
Increase in cash value of bank owned life insurance	345	258
Death benefit on bank owned life insurance	-	145
Other income	398	432
Total non-interest income	7,864	7,066
Non-interest Expense
Salaries and employee benefits	10,065	8,504
Net occupancy expenses	1,936	1,551
Data processing	1,105	923
Professional fees	831	527
Outside services and consultants	1,099	626
Loan expense	1,195	1,257
FDIC insurance expense	405	337
Other losses	267	(45)
Other expense	2,844	2,388
Total non-interest expense	19,747	16,068
Income Before Income Tax	7,359	7,270
Income tax expense (includes $38 and $43 for the three months ended March 31, 2016 and 2015, respectively, related to income tax expense from reclassification items)	1,978	1,912
Net Income	5,381	5,358
Preferred stock dividend	(42)	(31)
Net Income Available to Common Shareholders	$5,339	$5,327
Basic Earnings Per Share	$0.45	$0.58
Diluted Earnings Per Share	0.44	0.55